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                                                                    Exhibit 10.3

                               EXTENSION OF LEASE
                               ------------------

     HYMAN L. MOORE, being the Landlord under a certain Indenture of Lease dated August 16, 1989, and SYLVIA A. MOORE, having acquired an undivided 1/2 fee interest in the premises demised under said Indenture of Lease by deed dated February 11, 2000, (hereinafter collectively "Landlord"), and MOORE MEDICAL CORPORATION, Tenant under said Indenture of Lease (hereinafter "Tenant"); said Lease having been extended by an Extension of Lease dated September 24, 1998, the extended term of which will expire on August 31, 2001, in consideration of the promises and covenants hereinafter set forth, hereby agree to further extend the term of said Indenture of Lease and to create options to renew said Indenture of Lease in accordance with the following terms and conditions:

     1. The term of the Indenture of Lease shall be extended for an additional two (2) year period commencing June 1, 2001 and expiring May 31, 2003. Upon full execution of this Extension of Lease, the current extended term of the Indenture of Lease shall merge into this extended term.

     2. The net annual rent during said extended term shall be Three Hundred Forty-five Thousand Seven Hundred Fifty Dollars ($345,750), payable in monthly installments of Twenty-eight Thousand Eight Hundred Twelve Dollars and 50/100 ($28,812.50) on the first day of each calendar month in advance.

     3. Provided it is not then under default under the terms of the Indenture of Lease, Tenant shall have the following options to extend the terms of the Indenture of Lease:

          a. Tenant shall have the option to extend the term of the Indenture of Lease for an additional terms of one (1) year, commencing June 1, 2003 and terminating May 31, 2004, upon the same terms and conditions set forth in the original Indenture of Lease. The option is to be exercised in writing by the Tenant giving notice to the Landlord not later than ninety (90) days prior to the expiration of the renewal term. The net annual rental during said renewal term shall be Three Hundred Forty-five Thousand Seven Hundred Fifty Dollars ($345,750), payable in monthly installments

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of Twenty-eight Thousand Eight Hundred Twelve Dollars and 50/100 ($28,812.50) on
the first day of each calendar month in advance.

          b. If Tenant shall have exercised its option set forth in subparagraph
(a), Tenant shall have an additional option to extend the term of the Indenture of Lease for an additional term of one (1) year, commencing June 1, 2004 and terminating May 31, 2005, upon the same terms and conditions set forth in the original Indenture of Lease. The option is to be exercised in writing by the Tenant giving notice to the Landlord not later than ninety (90) days prior to the expiration of the first renewal term. The net annual rental during said second renewal term shall be Three Hundred Forty-five Thousand Seven Hundred Fifty Dollars ($345,750), payable in monthly installments of Twenty-eight Thousand Eight Hundred Twelve Dollars and 50/100 ($28,812.50) on the first day of each calendar month in advance.

          c. If Tenant shall have exercised its option set forth in subparagraph (b), Tenant shall have an additional option to extend the term of the Indenture of Lease for an additional term of one (1) year commencing June 1, 2005 and terminating May 31, 2006 upon the same terms and conditions set forth in the original Indenture of Lease, except that the rent shall be determined as set forth below. The option is to be exercised in writing by the Tenant giving notice to the Landlord not later than ninety (90) days prior to the expiration of the renewal term.

          (i) Promptly as practicable after January 1, 2005, Landlord shall compute the increase if any in the cost of living by using the Index as defined in Article III of the Indenture of Lease for the preceding twelve (12) month period.

          (ii) The average index number indicated for calendar year 2003 shall be the "base index number", and the corresponding index number for calendar year 2004 shall be the "current index number".

          (iii) The current index number shall be divided by the base index number. The quotient thereof shall be multiplied by the annual net rent in effect for the term ending May 31, 2005, and the


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product thereof shall be the net annual rent for the additional one (1) year term commencing June 1, 2005; provided, however, that in no event shall the net annual rent for said term be less than the net annual rent for the term ending May 31, 2005.

          (iv) The Landlord shall, within reasonable time after obtaining the appropriate data necessary for computing such increase, give the Tenant notice of any increase so determined, and the Landlord's computation shall be conclusive and binding but shall not preclude any adjustment which may be required in the event of a published amendment of the Index figures upon which the computation was based unless the Tenant shall, within sixty (60) days after the giving of such notice, notify the Landlord of any claimed error therein. Any dispute between the parties as to such computation shall be determined by arbitration as provided in subparagraph (b) (iv) of Article III of the Indenture of Lease.

          d. If Tenant shall have exercised its option set forth in subparagraph (c), Tenant shall have an additional option to extend the term of the Indenture of Lease for an additional term of one (1) year commencing June 1, 2006 and terminating May 31, 2007 upon the same terms and conditions set forth in the original Indenture of Lease, except that the rent shall be determined as set forth below. The option is to be exercised in writing by the Tenant giving notice to the Landlord not later than ninety (90) days prior to the expiration of the renewal term.

          (i) Promptly as practicable after January 1, 2006, Landlord shall compute the increase if any in the cost of living by using the Index as defined in Article III of the Indenture of Lease for the preceding twelve (12) month period.

          (ii) The average index number indicated for calendar year 2004 shall be the "base index number", and the corresponding index number for calendar year 2005 shall be the "current index number".

          (iii) The current index number shall be divided by the base index number. The quotient thereof shall be multiplied by the annual net rent in effect for the term ending May 31, 2006, and the

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product thereof shall be the net annual rent for the additional one (1) year term commencing June 1, 2006; provided, however, that in no event shall the net annual rent for said term be less than the net annual rent for the term ending May 31, 2006.

          (iv) The Landlord shall, within reasonable time after obtaining the appropriate data necessary for computing such increase, give the Tenant notice of any increase so determined, and the Landlord's computation shall be conclusive and binding but shall not preclude any adjustment which may be required in the event of a published amendment of the Index figures upon which the computation was based unless the Tenant shall, within sixty (60) days after the giving of such notice, notify the Landlord of any claimed error therein. Any dispute between the parties as to such computation shall be determined by arbitration as provided in subparagraph (b) (iv) of Article III of the Indenture of Lease.

          e. If publication of the Index shall be discontinued, the parties shall accept comparable statistics on the cost of living as they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties, or if the parties cannot agree upon a selection, the selection shall be determined by arbitration as provided in subparagraph (b) (iv) of the Indenture of Lease. In the event of (i) use of comparable statistics in place of the Index, or (ii) publication of the Index figure at other than monthly intervals, there shall be made in the method of computation such revisions as the circumstances may require to carry out the intent of this paragraph, and any dispute between the parties as to the making of such adjustment shall be determined by arbitration as provided in subparagraph (b) (iv) of the Indenture of Lease.

     4. It is the intention of the parties that Landlord shall receive any and all the net annual rent payable under this Extension of Lease free of all taxes, expenses, charges, damages, and deductions of any nature whatsoever, and the Tenant covenants and agrees to pay all sums which, except for this Lease, would have


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been chargeable against the Premises and payable by the Landlord (other than non-building maintenance, casualty and condemnation restoration, and any other expense obligations of the Landlord as set forth in the Lease). The Tenant shall, however, be under no obligations to pay principal and/or interest on any mortgage on the fee of the leased property or any franchise or income tax payable by the Landlord or any gift, inheritance, transfer, estate or succession tax by reason of any present or future law which may be enacted during the term of this Lease. All such taxes, expenses, charges, damages, and deductions which the Tenant shall be required to pay shall be deemed additional rent and in the event of nonpayment of the same by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the nonpayment of rent.

     5. All notices to be given hereunder shall be effective upon delivery and shall be in writing and delivered by hand or by registered or certified mail, or by courier, addressed to the parties at their respective addresses as hereinafter set forth, or at such other address or addresses as a party shall from time to time designate by notice:

     As to Landlord:                    As to Tenant:
     --------------                     ------------

     Hyman L. Moore and                 Moore Medical Corporation
     Sylvia A. Moore                    370 John Downey Drive
     6 Hounds Chase                     New Britain, CT 06050
     Avon, CT 06001                     Attention:  Vice President, Logistics

     Copy to:                           Copy to:
     Timothy J. Grace                   Susan M. Orr, Esq.
     94 West Main Street                Pepe & Hazard
     P.O. Box 1150                      Goodwin Square
     New Britain, CT 06050              Hartford, CT 06103

     6. Except as amended herein or otherwise required to give effect to this Extension of Lease, the terms and conditions of the Lease between the parties dated April 16, 1989, as extended, shall remain in full force and effect.


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     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals this 15th date of June, 2001.

                                        /s/ Hyman L. Moore
                                        -----------------------------
                                        Hyman L. Moore

                                        /s/ Sylvia A. Moore
                                        -----------------------------
                                        Sylvia A. Moore

                                        Tenant
                                        MOORE MEDICAL CORPORATION

                                        /s/ James R. Simpson
                                        -----------------------------
                                        James R. Simpson
                                        its EVP & CFO



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